Exhibit 99.1

SCANA Corporation Contacts:
Media Contact:	Investor Contacts:
Rhonda O’Banion	Bryant Potter	Iris Griffin
(800) 562-9308	(803) 217-6916	(803) 217-6642

Santee Cooper Contacts:
Media Contact:	Investor Contact:
Mollie Gore	Faith Williams
(843) 761-7093	(843) 761-8000, ext. 4987

SCANA CORPORATION AND SANTEE COOPER AMEND INTERIM AGREEMENT TO EXTEND TERM

Cayce, SC, June 26, 2017… SCANA Corporation (SCANA) (NYSE:SCG) and Santee Cooper today announced that the Interim Assessment Agreement with Westinghouse Electric Company, LLC concerning the nuclear construction project at the V.C. Summer Nuclear Station has been amended to extend the term of the agreement through August 10, 2017, subject to bankruptcy court approval. The agreement allows for a transition and evaluation period, during which South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA, and V.C. Summer Nuclear Station project co-owner, Santee Cooper, can continue to make progress on the site. During this period, Fluor will remain in its current role and the project’s co-owners will continue to make weekly payments for work performed during the interim period.

The agreement extension allows the co-owners additional time to maintain all of their options by continuing construction on the project, while examining all of the relevant information for a thorough and careful assessment to determine the most prudent path forward. The goal is to reach a decision in the third quarter.

PROFILE
SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 713,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SCE&G is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 713,000 customers in South Carolina. The company also provides natural gas service to approximately 361,000 customers throughout the state. More information about SCE&G is available at www.sceg.com.

Santee Cooper is the ultimate source of electricity for approximately 2 million people across South Carolina. A public power utility owned by the state, Santee Cooper offers low-cost, reliable and environmentally responsible electricity and water services and innovative partnerships that attract and retain industry and jobs. To learn more, visit www.santeecooper.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) uncertainty relating to the recent bankruptcy filing by the members of the Consortium building the New Units, including the effect of a rejection of the EPC Contract and the prudency and feasibility of completing the New Units; (2) the ability of SCANA and its subsidiaries (the Company) to recover through rates additional costs incurred in connection with the completion of the New Units or costs incurred to date in the event of the abandonment of one or both of the New Units; (3) continuing uncertainties as to future construction delays and cost overruns in connection with the completion of construction of the New Units, including delays and cost overruns resulting from the bankruptcy of members of the Consortium; (4) the ability of the Company to recover amounts which may become due from the Consortium or from Toshiba under its payment guaranty; (5) maintaining creditworthy joint owners (including possible new or different joint owners) for SCE&G’s new nuclear generation project; (6) the creditworthiness and/or financial stability of contractors and other providers of design and engineering services for SCE&G's new nuclear generation project; (7) changes in tax laws and realization of tax benefits and credits, including production tax credits for new nuclear units, and the ability or inability to realize credits and deductions, particularly in light of construction delays which have occurred or may occur with respect to the New Units; (8) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (9) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, the BLRA, and actions affecting the construction and possible abandonment of one or both of the New Units; (10) current and future litigation; (11) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity;  (12) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (13) the results of efforts to ensure the physical and cyber security of key assets and processes; (14) changes in the economy, especially in areas served by subsidiaries of SCANA; (15) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (16) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (17) the loss of sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (18) growth opportunities for SCANA’s regulated and other subsidiaries; (19) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (20) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (21) payment and performance by counterparties and customers as contracted and when due; (22) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for electric generation and transmission, including nuclear generating facilities; (23) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation and nuclear generation; (24) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (25) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses; (26) labor disputes; (27) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (28) inflation or deflation; (29) changes in interest rates; (30) compliance with regulations; (31) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (32) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company’s most recent periodic report filed with the Securities and Exchange Commission.

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